Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES (AS OF 31 DECEMBER 2021)

Sibanye Gold Pty Limited, incorporated in South Africa
Stillwater Mining Company, incorporated in Delaware
Western Platinum Proprietary Limited, incorporated in South Africa